Exhibit 2

Transactions in Securities of the Issuer Since the Filing of Amendment No. 7 to the Schedule 13D

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

PALE FIRE CAPITAL SICAV a.s.

Purchase of Ordinary Shares	45,676	$13.2364	10/20/2026
Purchase of Ordinary Shares	20,000	$13.1143	10/21/2026
Purchase of Ordinary Shares	30,000	$13.0907	10/21/2026
Purchase of Ordinary Shares	120,000	$13.1361	10/21/2026
Purchase of Ordinary Shares	268,900	$13.1109	10/21/2026
Purchase of Ordinary Shares	20,000	$13.2725	10/22/2026
Purchase of Ordinary Shares	30,000	$13.2516	10/22/2026
Purchase of Ordinary Shares	6,580	$13.2985	10/22/2026
Purchase of Ordinary Shares	3,000	$13.3520	10/22/2026
Purchase of Ordinary Shares	40,000	$13.4646	10/22/2026
Purchase of Ordinary Shares	64,200	$13.4549	10/22/2026
Purchase of Ordinary Shares	30,000	$13.2173	11/02/2026
Purchase of Ordinary Shares	30,000	$13.2251	11/02/2026
Purchase of Ordinary Shares	50,000	$13.2404	11/02/2026
Purchase of Ordinary Shares	29,211	$13.2559	11/02/2026
Purchase of Ordinary Shares	91,083	$13.2906	11/02/2026
Purchase of Ordinary Shares	300,000	$13.0432	11/03/2026
Purchase of Ordinary Shares	30,000	$13.0475	11/03/2026
Purchase of Ordinary Shares	60,000	$13.0360	11/03/2026
Purchase of Ordinary Shares	263,563	$13.0442	11/03/2026
Purchase of Ordinary Shares	100,000	$13.0776	11/03/2026
Purchase of Ordinary Shares	2,700	$13.3800	11/04/2026